EXHIBIT 99.7

YOUR PROMPT ATTENTION IS REQUESTED. ELECTIONS MUST BE RECEIVED NOT LATER THAN 5:00 P.M. EASTERN TIME ON THE DAY OF THE SPECIAL MEETING OF APPLIED BIOSYSTEMS STOCKHOLDERS OR, IF THE CLOSING DATE OF THE MERGER IS MORE THAN FOUR BUSINESS DAYS FOLLOWING THE SPECIAL MEETING OF APPLIED BIOSYSTEMS STOCKHOLDERS, NOT LATER THAN 5:00 P.M. EASTERN TIME ON THE DAY TWO DAYS PRIOR TO THE CLOSING DATE OF THE MERGER (THE “ELECTION DEADLINE”). INVITROGEN AND ABI WILL PUBLICLY ANNOUNCE THE ANTICIPATED ELECTION DEADLINE AT LEAST FIVE BUSINESS DAYS BEFORE THE ANTICIPATED CLOSING DATE OF THE MERGER.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

The enclosed information is being sent to you in connection with the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, by and among Invitrogen Corporation (“Invitrogen”), Atom Acquisition, LLC and Applied Biosystems Inc., formerly known as Applera Corporation (“ABI”) (the “Merger Agreement”), pursuant to which, subject to the fulfillment of certain conditions, ABI will be merged with and into Atom Acquisition, LLC and become a wholly-owned subsidiary of Invitrogen.

We are asking you to contact your clients for whom you hold shares of Applied Biosystems common stock or who, to your knowledge, hold shares of Applied Biosystems common stock registered in their own name.

Pursuant to the Merger Agreement and subject to the terms and conditions set forth in the Merger Agreement, the joint proxy statement/prospectus, which was sent separately, and the Election Form and Letter of Transmittal, holders of shares of common stock, par value $0.01 per share, of Applied Biosystems Inc. (“Applied Biosystems common stock”) are being given the opportunity to elect the form of consideration to be received by them in the merger. Holders of Applied Biosystems common stock may elect to have each of their shares of Applied Biosystems common stock converted into the right to receive (1) $17.10 in cash and 0.4543 shares of common stock of Invitrogen (a “Mixed Election”), subject to adjustment and proration as described in the joint proxy statement/prospectus OR (2) $38.00 in cash, without interest (a “Cash Election”), subject to proration as described in the joint proxy statement/prospectus OR (3) 0.8261 shares of Invitrogen common stock (a “Stock Election”), subject to adjustment and proration as described in the joint proxy statement/prospectus. If a holder of Applied Biosystems common stock does not make an election, he will be deemed to have made a Mixed Election for each share of Applied Biosystems common stock that he owns.

Enclosed for your information and use are copies of (1) a letter to clients; and (2) an Election Form and Letter of Transmittal. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

To be effective, a properly completed Election Form and Letter of Transmittal accompanied by the certificate(s) representing all of a holder’s Applied Biosystems common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s records must be received by the Exchange Agent, not later than 5:00 p.m., Eastern Time, on the Election Deadline. Invitrogen and ABI will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger. Holders of Applied Biosystems common stock whose Election Form and Letter of Transmittal and certificates or book-entry transfer confirmations are not properly submitted by the Election Deadline (or who revoke their Election Form and Letter of Transmittal, unless a contrary election is submitted by the holder within the period during which elections are permitted to be made) will be deemed to have elected to receive Mixed Consideration.

Any inquiries you have with respect to the consideration election should be directed to The Altman Group, the Information Agent, at (800) 332-4904.

Very truly yours,

Invitrogen Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF INVITROGEN, ABI, THE INFORMATION AGENT, THE PROXY SOLICITOR, THE EXCHANGE AGENT, THE TRANSFER AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE MERGER OTHER THAN THE ENCLOSED DOCUMENT AND THE STATEMENTS CONTAINED THEREIN.